Exhibit No. 24(b)(1)(i)

	AGREEMENT AND DECLARATION OF TRUST

of

KIEWIT INVESTMENT TRUST

a Delaware Business Trust

	TABLE OF CONTENTS

	Page
ARTICLE I	  1
	Name and Definitions	  1
		Section 1.  Name	  1
		Section 2.  Definitions	  1
				(a)	Trust		1
				(b)	Trust Property		1
				(c)	Trustees		1
				(d)	Shares		2
				(e)	Holder		2
				(f)	Person		2
				(g)	1940 Act		2
				(h)	Commission and Principal
					Underwriter		2
				(i)	Declaration of Trust		2
				(j)	By-Laws		2
				(k)	Interested Person		2
				(l)	Investment Manager		2
				(m)	Series		2

ARTICLE II	  3
	Purpose of Trust	  3

ARTICLE III	  3
	Shares	  3
		Section 1.  Division of Beneficial Interest	  3
		Section 2.  Ownership of Shares	  4
		Section 3.  Investments in the Trust	  4
		Section 4.  Status of Shares and Limitation of Personal Liability	  4
		Section 5.  Power of Board of Trustees to Change
	  Provisions Relating to Shares	  4
		Section 6.  Establishment and Designation of
	  			  Shares	  5
				(a)	Assets Held with Respect to a Particular
Series	  5
				(b)	Liabilities Held with Respect to a
Particular Series	  6
				(c)	Dividends, Distributions, Redemptions
and Repurchases	  6
				(d)	Voting	  7
				(e)	Equality	  7
				(f)	Fractions	  7
				(g)	Exchange Privilege	  7
				(h)	Combination of Series	  7
				(i)	Elimination of Series	  7
				(j)  Transferability	 7
				(k)  Termination of a Series	 7
				(l)	Series Established as a Partnership	 8

                                                             Page

ARTICLE IV	  8
	The Board of Trustees	  8
		Section 1.  Number, Election and Tenure	  8
		Section 2.  Effect of Death, Resignation, etc. of a
Trustee	  9
		Section 3.  Powers	  9
		Section 4.  Payment of Expenses by the Trust	 12
		Section 5.  Ownership of Assets of the Trust	 13
		Section 6.  Service Contracts	 13

ARTICLE V	 14
	Holders' Voting Powers and Meetings	 14
		Section 1.  Voting Powers	 14
		Section 2.  Voting Power and Meetings	 15
		Section 3.  Quorum and Required Vote	 15
		Section 4.  Action by Written Consent	 15
		Section 5.  Record Dates	 15

ARTICLE VI	 16
	Net Asset Value, Distributions, and Redemptions	 16
		Section 1.  Determination of Net Asset Value, Net
Income, and Distributions	 16
		Section 2.  Redemptions and Repurchases	 16
		Section 3.  Redemptions at the Option of the Trust	 17
		Section 4.  Transfer of Shares	17

ARTICLE VII	 17
	Compensation and Limitation of Liability	 17
		Section 1.  Compensation of Trustees	 17
		Section 2.  Indemnification and Limitation of
Liability	 17
		Section 3.  Trustee's Good Faith Action, Expert Advice,
No Bond or Surety	 18
		Section 4.  Insurance	 18

ARTICLE VIII	 18
	Miscellaneous	 18
		Section 1.  Liability of Third Persons Dealing with
Trustees	 18
		Section 2.  Termination of Trust or Series	 19
		Section 3.  Merger and Consolidation	 19
		Section 4.  Amendments	 19
		Section 5.  Filing of Copies, References, Headings	 20
		Section 6.  Applicable Law	 20
		Section 7.  Provisions in Conflict with Law or
Regulations	 20
		Section 8.  Business Trust Only	 21
		Section 9.  Use of the Name "Kiewit"	 21

AGREEMENT AND DECLARATION OF TRUST

OF

KIEWIT INVESTMENT TRUST



		WHEREAS, this AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth,

		NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.


ARTICLE I.

Name and Definitions

		Section 1. Name. This trust shall be known as "KIEWIT INVESTMENT TRUST" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

		Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

		(a)	The "Trust" refers to the Delaware business trust
established by this Agreement and Declaration of Trust, as amended from time to time;

		(b) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust;

		(c) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

		(d) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

		(e)  "Holder" means a record owner of outstanding Shares;

		(f) "Person" means and includes individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

		(g) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such Rules and Regulations as are applicable to such sections as determined by the Trustees or their designees;

		(h) The terms "Commission" and "Principal Underwriter" shall have the respective meanings given them in Section 2(a)(7) and Section (2)(a)(29) of the 1940 Act;

		(i) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

		(j) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

		(k) The term "Interested Person" has the meaning given it in Section 2(a)(19) of the 1940 Act;

		(l) "Investment Manager" or "Manager" means a party furnishing services to the Trust pursuant to any contract described in
Article IV, Section 7(a) hereof;

		(m) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article
III.


ARTICLE II.

Purpose of Trust

		The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities.

ARTICLE III.

Shares

		Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $ .01 per Share provided that the Shares of Series that are established by the Trustees to be taxable as a separate partnership for federal income tax purposes shall have no par value. The Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees. If only one Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article
III, Section 6 hereof to the extent relevant and not otherwise provided for herein.

		Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and Holders of the Shares of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No
Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Holders of a Series from the assets held with respect to such Series according to the number of Shares of such Series held of record by such Holders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be. Holders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares of such Series without thereby materially changing the proportionate beneficial interest of such Shares in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series.

		Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters and, by resolution, may restrict the transfer of Shares of a Series. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Holders of each Series and as to the number of Shares of each Series held from time to time by each Holder.

		Section 3. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Holder's account in the form of full and fractional Shares of the Trust, in such Series as the purchaser shall select, at the net asset value per Share next determined for such Series after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a reimbursement fee upon investments in the Trust.

		Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument, the By-Laws of the Trust and the resolutions of the Board of Trustees. Every Holder by virtue of having become a Holder shall be held to have expressly assented and agreed to the terms thereof. The death of a Holder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Holder under this Declaration of Trust. Ownership of Shares shall not entitle a Holder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Holders as partners or joint venturers except as specifically provided for pursuant to Article III, Section 6 herein or by resolution of the Board of Trustees. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Holder, or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time agree to pay.

		Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend the Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for action by any Holder, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Holders the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Holders or that approval of the Holders is not required by the 1940 Act or other applicable law. If Shares have been issued, approval of the Holders shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or to increase or decrease the par value of the Shares of any Series.

		Section 6. Establishment and Designation of Shares. The establishment and designation of any Series of Shares shall be effective upon the adoption by a majority of the Trustees of a resolution which sets forth such establishment and designation and the relative rights and preferences of Holders of such Series. Each such resolution shall be incorporated herein by reference (and shall be deemed a part of Section 6 of Article III of this Declaration of Trust) upon adoption. Any inconsistencies or conflict between the terms of any such resolution and this Declaration of Trust shall be resolved in favor of such resolution.

		Shares of each Series established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

		(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a Series, including dividends and distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes in absence of manifest error.

		(b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series, and any general liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes in absence of manifest error. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. In the absence of an express agreement so limiting the claims of such creditors, claimants and contracting parties, each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

		(c) Dividends, Distributions, Redemptions, and Repurchases. No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series with respect to, or any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Holder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Holder has such a right or claim hereunder as a Holder of such other Series. The
Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders in absence of manifest error.

		(d) Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-Share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the Holders of such affected Series shall be entitled to vote on the matter.

		(e) Equality. All the Shares of each Series shall represent an equal proportionate undivided interest in the assets held with respect to such Series (subject to the liabilities of such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of a Series shall be equal to each other Share of such Series.

		(f) Fractions. Any fractional Share of a Series shall have proportionately all the rights and obligations of a whole share of such Series, including rights with respect to voting, receipt of dividends and distributions and redemption of Shares.

		(g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange such Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

		(h) Combination of Series. The Trustees shall have the authority, without the approval of the Holders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

		(i) Elimination of Series. At any time that there are no Shares outstanding of a Series, the Trustees may abolish such Series.

		(j) Transferability. The Trustees shall have the authority to provide that the shares of a Series are non-transferable.

		(k) Termination of a Series. The Trustees shall have the authority to provide that upon the bankruptcy or insolvency of a Holder or in the case of the redemption of the entire interest of a Holder in a Series, that such Series will be terminated unless a majority in interest of the remaining Holders in the Series approve the continuing existence of the Series.

		(l)	Series Established as a Partnership.  The Trustees
shall have the authority to create Series intended to be classified as a Partnership for federal income tax purposes. Pursuant to such authority, the Trustees may provide that (i) Book Capital Accounts (as defined in any resolution establishing and designating such Series) are to be determined and maintained for each Holder in accordance with
Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code") (and any successor provision thereto) and the Treasury
Regulations promulgated thereunder; (ii) upon liquidation of a Series
(or any Holder's interest therein), liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Holders; and, (iii) if any Holder in such Series has a deficit balance in his Book Capital Account following the liquidation of his interest in the Series, such Holder is unconditionally required to restore the amount of such deficit balance to the Series, or in lieu thereof, the resolution establishing the Series contain a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).


ARTICLE IV.

The Board of Trustees

		Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Holders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Holders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Holders owning 10% or more of the Shares of the Trust in the aggregate.

		Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

		Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Holders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts, documents and instruments that they may consider desirable, necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing, the Trustees may: adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Holders with respect to various matters; declare and pay dividends and distributions to Holders of each Series from the assets of such Series; establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or servicing agents, Investment Manager or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

		Without limiting the foregoing, the Trust shall have power and authority:

		(a) To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities,futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

		(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

		(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

		(d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

		(e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

		(f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

		(g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

		(h) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

		(i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

		(j) To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

		(k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

		(l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Holders, Trustees, officers, employees, agents, Investment Manager, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability; and

		(m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

		The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

		Section 4. Payment of Expenses by the Trust. Subject to the provisions of Article III, Section 6(b), the Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established or designated pursuant to Article III, Section 6, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Manager^, Principal Underwriter, auditors, counsel, custodian, transfer agent, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

		Section 5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining
Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

		Section 6.  Service Contracts.

		(a) The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

		(b) The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

		(c) The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees.

		(d) The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

		(e)  The fact that:

		    (i) any of the Holders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made, or that

		   (ii) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Holder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Holders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

ARTICLE V.

Holders' Voting Powers and Meetings

		Section 1.  Voting Powers.  Subject to the provisions of
Article III, Sections 5 and 6(d), the Holders shall have right to vote only (i) for removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

		Section 2. Voting Power and Meetings. Meetings of the Holders may be called by the Trustees for the purposes described in
Section 1 of this Article V. A meeting of Holders may be held at any place designated by the Trustees. Written notice of any meeting of Holders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Holder at the Holder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Holder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Holder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Holders in person or by proxy, shall be deemed equivalent to such notice.

		Section 3. Quorum and Required Vote. Except when a larger quorum is required by the applicable provisions of the 1940 Act, forty percent (40%) of the Shares entitled to vote on a matter shall constitute a quorum at a meeting of the Holders. Any meeting of Holders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d) and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

		Section 4. Action by Written Consent. Any action taken by Holders may be taken without a meeting if Holders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority
(or such larger proportion as aforesaid) of the Shares of any Series
(or class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

		Section 5. Record Dates. For the purpose of determining the Holders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Holders, as the record date for determining the Holders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Holders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Holders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Holders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

ARTICLE VI.

   Net Asset Value, Distributions, and Redemptions

		Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Series and the net income attributable to the Shares of any Series and the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

		Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Holder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws, the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees. Payment for said
Shares shall be made by the Trust to the Holder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock
Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

		The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule 18f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Holders of the Series of which the Shares are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

		Section 3.  Redemptions at the Option of the Trust.   The
Trust shall have the right, at its option, upon 60 days notice to the affected Holder at any time to redeem Shares of such Holder at the net asset value thereof as described in Section 1 of this Article VI or as further provided by resolution of Trustees: (i) if at such time such Holder owns Shares of any Series having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or (ii) to the extent that such Holder owns Shares of a Series equal to or in excess of a maximum percentage of the outstanding Shares of such Series determined from time to time by the Trustees; or (iii) to the extent that such Holder owns Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust.

		Section 4. Transfer of Shares. Except to the extent that the Trustees have provided by resolution that the Shares of a Series are non-transferrable, the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

ARTICLE VII.

Compensation and Limitation of Liability

		Section 1. Compensation of Trustees. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to provide advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.

		Section 2. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Holder to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

		Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

		Section 3. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Holder solely for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

		Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.


ARTICLE VIII.

Miscellaneous

		Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

		Section 2. Termination of Trust or Series. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees upon 60 days prior written notice to the Holders. Any Series may be terminated at any time by the Trustees upon 60 days prior written notice to the Holders of that Series.

		Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series
(or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), (i) to the Holders of a Series not taxable as partnerships for federal income tax purposes, as a Series, ratably according to the number of Shares of that Series held by the several Holders on the date of termination and, (ii) to the Holders of a Series, as a Series, in accordance with the positive Book Capital Account balances of the Holders.

		Section 3. Merger and Consolidation. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another Trust, series or Person, (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof), (iii) the Shares to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law or (iv) a sale of assets of the Trust or one or more of its Series. Such merger or consolidation, Share conversion, Share exchange or sale of assets must be authorized by vote as provided in Article V, Section 3 herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Share exchange, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

		Section 4. Amendments. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

		Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

		Section 6. Applicable Law. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Business Trust Act, as amended from time to time (the "Act").
The Trust shall be a Delaware business trust pursuant to such Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.

		Section 7.  Provisions in Conflict with Law or Regulations.

		(a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

		(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

		Section 8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Holder.
Except to the extent provided by resolution of the Trustees establishing a Series intended to be classified as a partnership for federal income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a business trust pursuant to such Act, and except as so provided in such resolution, nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

		Section 9. Use of the Name "KIEWIT". The name "KIEWIT" and all rights to the use of the name "KIEWIT" belongs to Kiewit
Investment Management ("KIM"), the Manager of the Trust. KIM has consented to the use by the Trust of the identifying word "KIEWIT" and has granted to the Trust a non-exclusive license to use the name
"KIEWIT" as part of the name of the Trust and the name of any Series of Shares. In the event KIEWIT or an affiliate of KIM is not appointed as Manager or ceases to be the Manager of the Trust or of any Series using such names, the non-exclusive license granted herein may be revoked by KIM and the Trust promptly shall cease using the name "KIEWIT" as part of its name or the name of any Series of Shares, upon receipt of the written request therefore by KIM or any successor to its interests in such name.


		IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust of Kiewit Investment Trust as of this 19th day of February, 1997.




						/s/ Richard R. Jaros
						Richard R. Jaros
						1000 Kiewit Plaza
						Omaha, NE  68131-3374


						/s/ Ann C. McCulloch
						Ann C. McCulloch
						1000 Kiewit Plaza
						Omaha, NE  68131-3374


						/s/ George Lee Butler
						George Lee Butler
						1000 Kiewit Plaza
						Omaha, NE  68131-3374


						Laurence B. Thomas
						Lawrence B. Thomas
						1000 Kiewit Plaza
						Omaha, NE  68131-3374


						/s/ John J. Quindlen
						John J. Quindlen
						2205 N. Southwinds Boulevard
						Vero Beach, Florida  32963

	Exhibit No. 24(b)(1)(ii)

	CERTIFICATE OF TRUST

	OF

	KIEWIT INVESTMENT TRUST

	a Delaware Business Trust






		This Certificate of Trust of KIEWIT INVESTMENT TRUST (the "Trust"), dated as of this 23rd day of January, 1997, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12,
Section 3801-3819.


		1.  NAME.	  The name of the business trust formed hereby is
"KIEWIT INVESTMENT TRUST."

		2.  REGISTERED OFFICE AND REGISTERED AGENT.   The Trust will
become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

			(a)  REGISTERED OFFICE.   The registered office of the
Trust in Delaware is The Corporation Trust Company, 1209
Orange Street, Wilmington, Delaware 19801.

			(b)  REGISTERED AGENT.   The registered agent for
service of process on the Trust in Delaware is The
Corporation Trust Company, 1209 Orange Street, Wilmington,
Delaware 19801.

		3.  LIMITATION OF LIABILITY.   Pursuant to section 3804(a)
of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

		IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the date first-above written.



						/s/Ann C. McCulloch
				Ann C. McCulloch
						1000 Kiewit Plaza
						Omaha, NE  68131-3374

	Exhibit No. 24(b)(2)

	KIEWIT INVESTMENT TRUST

	A Delaware Business Trust

	* * * * * * * * *

	BY-LAWS

	* * * * * * * * *


	ARTICLE  I

	Offices


		Section 1. Delaware Office. The registered office of The Kiewit Investment Trust (the "Trust") in Delaware shall be located at
1209 Orange Street, Wilmington, Delaware 19801, and the name and address of its Resident Agent for service of process is The
Corporation Trust Company.

		Section 2.  Other Offices.  The Trust shall also
have a place of business in Omaha, Nebraska, and the Trust shall have the power to open additional offices for the conduct of its business, either within or outside the States of Delaware and Nebraska, at such places as the Board of Trustees may from time to time designate.


	ARTICLE II

	Meetings of Holders

		Section 1. Place of Meeting. Meetings of record owners of outstanding shares of the Trust ("Holders") shall be held at any place designated by the Board of Trustees. In the absence of any such designation, Holders' meetings shall be held at the Trust's office in Omaha.

	     Section 2. Call of Meetings. Meetings of the Holders may be called at any time by the President, or by a majority of the Board of Trustees. The Board of Trustees shall call a meeting of Holders for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than ten percent of the outstanding shares.

		Section 3. Voting. The holders of each share of beneficial interest of the Trust then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, except: (1) when otherwise expressly provided by the Agreement and Declaration of Trust; and (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by series.

		A holder may cast his vote in person or by proxy, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Holders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

		Section 4. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the Holders of ten percent of the shares entitled to vote on such election or matter.


	ARTICLE III

	Trustees

		Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine.

		Section 2. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

		Section 3. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater or different proportion is required for such action by the Investment Company Act of 1940. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

		Section 4. Regular Meetings. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

		Section 5. Special Meetings. Special meetings of the Board of Trustees may be called by the President on one day's notice to each Trustee; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Trustees.

		Section 6. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any Committee thereof may be taken without a meeting if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.


		Section 7. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

		Section 8. Action of Committee. A committee shall report its actions and recommendations to the Board of Trustees at the Board meeting next succeeding the committee meeting, and any action by a committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights, of third persons shall be affected by any such revision or alteration.

		Section 9. Compensation. Any Trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

	ARTICLE IV

	Notices

		Section 1. Form. Notices to Trustees shall be oral or by telephone, facsimile, or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Trustees need not state the purpose of a regular or special meeting.

		Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the Trustees or committee is required to be given under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


	ARTICLE V

	Officers

		Section 1. Number. The officers of the Trust shall be chosen by the Board of Trustees and shall include: a President who shall be the Chief Executive Officer of the Trust and a Trustee; a Secretary; and a Treasurer. The Board of Trustees may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Agreement and Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

		Section 2. Election. The Board of Trustees shall choose a President, a Secretary and a Treasurer who shall each serve until their successors are chosen and shall qualify.

		Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

		Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

		Section 5. Tenure. The officers of the Trust shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

		Section 6. President-Chief Operating Officer. The President shall be the chief operating officer of the Trust; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe. In the absence or disability of the President, the most senior Vice President shall perform the duties of the President.

		Section 7. Vice-Presidents. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees may from time to time prescribe.

		Section 8. Secretary. The Secretary and/or an Assistant Secretary shall attend such meetings of the Board of Trustees as the Trustees shall determine and all meetings of the Holders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the Holders and of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees or President, under whose supervision the Secretary shall be.

		Section 9. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

		Section 10. Treasurer. The Treasurer, unless another officer of the Trust has been so designated, shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

		Section 11. Controller. The Board of Trustees may designate a Controller who shall be under the direct supervision of, or may be the same person as, the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Trust, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board of Trustees shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Trustees.

		Section 12. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.


	ARTICLE VI

	Net Asset Value

		Section 1.  Net Asset Value.   The net asset value per share
of beneficial interest of each Series of the Trust shall be determined by dividing the total current market value of the investments and other assets belonging to each Series, less any liabilities attributable to such Series, by the total outstanding shares of such Series. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quoted bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) will be determined in good faith at fair value using methods determined by the Board of Trustees.

			The net asset value per share of each Series shall be determined as of the close of the New York Stock Exchange on each day that the Exchange is open for business, except as otherwise described in the registration statement of the Trust filed under the Investment
Company Act of 1940.

			Securities which are traded over-the-counter and on a stock exchange may be valued according to the broadest and most representative market for such securities. Securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities.

		Section 2.  Fair Value.	If events which materially affect
the value of the investments of any Series occur subsequent to the close of any foreign markets, if applicable, on which securities held by those Series are traded, the investments affected thereby will be valued at fair value in good faith and in accordance with methods determined by the Board of Trustees.


	ARTICLE VII

	Shares of Beneficial Interest

		Section 1. Certificates. A certificate or certificates which shall certify the Series of shares and the number of shares of beneficial interest of such Series owned by a holder in the Trust will not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

		Section 2. Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

		Section 3. Recording and Transfer without Certificates. The Trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of shares of the Trust's shares of beneficial interest by electronic or other means without the issuance of certificates.

		Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

		Section 5. Registered Holders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Delaware.

		Section 6. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of beneficial interest of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

		Section 7. Share Ledger. The Trust shall maintain an original share ledger containing the names and addresses of all Holders and the number and Series of shares held by each holder. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

		Section 8. Transfers of Shares. If the shares of a Series are transferable, upon surrender to the Trust or the Transfer Agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


	ARTICLE IX

	General Provisions

		Section 1. Dividends. With respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1986, as amended):

		(a) All dividends and distributions on shares shall be automatically reinvested solely in additional shares (or fractions thereof) of the Series of shares of beneficial interest in respect of which such dividends were declared at the net asset value on the reinvestment date; provided however, a holder may elect to receive dividends and distributions in cash to the extent provided in the Trust's registration statement filed under the Investment Company Act of 1940.

		(b) Dividends or distributions on shares of beneficial interest, whether payable in shares of beneficial interest or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that each dividend or distribution may be made wholly or partly from any source, accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

			(i)	accumulated or undistributed net income, not
including profits or losses from the sale of securities or other properties;

		    (ii) accumulated or undistributed net profits from the sale of securities or other properties;

		   (iii) net profits from the sale of securities or other properties during the then current fiscal year; and

		    (iv)  paid-in surplus or other capital source.

		(c) Except to the extent that the Trustees have intended for a Series to be classified as a Partnership for federal income tax purposes, in declaring dividends and in recognition that the one goal of the Trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, the Board of Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Trust's auditors) as to the amounts of distribution necessary for this purpose; and the Board of Trustees, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as to it may seem proper.

		(d) Anything in these By-Laws to the contrary notwithstanding, the Board of Trustees may at any time declare and distribute pro rata among the Holders of a record date fixed as above provided, a "share dividend" out of either authorized but unissued or treasury shares of a Series or both.

		Section 2. Rights in Securities. The Board of Trustees, on behalf of the Trust, shall have the authority to exercise all of the rights of the Trust as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer or the investment manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

		Section 3. Claims Against Series Assets. Each Series of the Trust shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Series which borrowed funds, that to the extent such loan may be secured only by the assets of the Series which obtained the loan, no creditor of such Series shall have any rights to any assets of the Trust other than the specific assets which secure such loan.

		Section 4. Reports. The Trust shall furnish Holders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.

		Section 5. Bonding of Officers and Employees. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

		Section 6. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees, the fiscal year of the Trust shall begin July 1 and end on the last day of June.


	ARTICLE X

	Indemnification of Trustees and Officers

		Section 1.	Proceedings and Expenses.  For the
purpose of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes all expenses and costs reasonably incurred in connection with such proceeding and any expenses of establishing a right to indemnification under this Article.

		Section 2. Indemnification. The Trust may indemnify any Trustee or officer of the Trust who was or is a party or is threatened to be made a party to any proceeding or claim by reason of the fact that such person is a Trustee or officer of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) that his conduct was in the Trust's best interests and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that his conduct was unlawful.

		Section 3. Exclusion of Indemnification. Notwith-standing any provision to the contrary contained herein, the Trust shall not indemnify any Trustee or officer for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of such person's office, or in respect of any claim or proceeding as to which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

		Section 4. Successful Defense. Subject to Section 3 of this Article, to the extent that a Trustee or officer has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

		Section 5. Required Approval. Any indemnification under this Article may be made by the Trust only if authorized in the specific case on a determination that indemnification of the indemnitee is proper hereunder by:

		(a)	A majority vote of Trustees who are not parties to
the proceeding or subject to the claim or if there are no such Trustees;

		(b)	By a written opinion of independent legal counsel.

		Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding upon (a) receipt of a written undertaking by or on behalf of an officer or Trustee, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he or she is not entitled to indemnification hereunder. Authorizations of payments under this Section must be made in the manner specified in Section 5 of this Article.

		Section 7.  Insurance.  The Trust may purchase
insurance for any liability that may be incurred by the Trust, the Trustees, officers and agents of the Trust.


	ARTICLE XI

	Amendments

		Section 1. These By-Laws may be altered or repealed at any Regular or Special Meeting of the Board of Trustees.

	Exhibit 24(b)(5)(i)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February, 1997, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Money Market Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Series Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .20 percent of the daily average net assets of the Series during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.



						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT INVESTMENT TRUST



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit NO. 24(b)(5)(ii)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February, 1997, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Short-Term Government Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Series Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .30 percent of the daily average net assets of the Series during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.



						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT INVESTMENT TRUST



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit No. 24(b)(5)(iii)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February 1997, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Intermediate-Term Bond Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Series Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .40 percent of the daily average net assets of the Series during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.



						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT INVESTMENT TRUST



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit No. 24(b)(5)(iv)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February, 1997, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Tax-Exempt Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Series Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .40 percent of the daily average net assets of the Series during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.



						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT INVESTMENT TRUST



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit No. 24(b)(v)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February, 1997, by and between KIEWIT MUTUAL FUND, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Equity Portfolio of the Fund (the "Portfolio"), to continuously review, supervise and administer the Portfolio's investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Portfolio's investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Portfolio. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Portfolio Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Portfolio, or be in breach of any obligation owing to the Fund or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and directors of the Fund such information relating to transactions for the Portfolio as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .70 percent of the daily average net assets of the Portfolio during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Portfolios of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Portfolio, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Portfolio, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the agreement and declaration of trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Portfolio; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.



						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT MUTUAL FUND



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit No. 24(b)(5)(vi)

	INVESTMENT MANAGEMENT AGREEMENT



	AGREEMENT made this 19th day of February, 1997, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the
"Fund"), and KIEWIT INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Manager").

	1.	Duties of Advisor

		The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the Kiewit Government Money Market Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

	2.	Series Transactions

		The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Series, or be in breach of any obligation owing to the Fund or in respect of the Series under this Agreement, or otherwise, solely by reason of its having caused the Series to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Series in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manager determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

	3.	Compensation of the Manager

		For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .20 percent of the daily average net assets of the Series during the month. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

	4.	Other Services

		At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

	5.	Reports

		The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

	6.	Status of the Manager

		The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

	7.	Liability of Manager

		No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

	8.	Permissible Interests

		Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

	9.	Duration and Termination

		This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Series.

		This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days' written notice to the Manager.

		This Agreement shall automatically terminate in the event of its assignment.

		This Agreement may be terminated by the Manager after ninety days' written notice to the Fund.

		Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

		As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act and Rule l8f-2 thereunder.

	10.	Severability

		If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed as of the day and year first written above.




						KIEWIT INVESTMENT MANAGEMENT CORP.



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President



						KIEWIT INVESTMENT TRUST



						By:/s/ Ann C. McCulloch
								  Ann C. McCulloch
								  President

	Exhibit No. 24(b)(8)

	CUSTODY AGREEMENT


	This Agreement is made as of the 19th day of February, 1997, between Kiewit Investment Trust, a business trust organized under the laws of Delaware (the "Trust"), having its principal place of business in Wilmington, Delaware, and Wilmington Trust Company, a Delaware corporation (the "Custodian"), having its principal place of business in Wilmington, Delaware.

	WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and has distinct series of shares of beneficial interest (each series, a "Fund" and collectively, the "Funds"), which presently include six Funds initially identified on Schedule A;

	WHEREAS, each unit or share of beneficial interest
(collectively, "Shares") of a Fund represents an undivided interest in the assets of that Fund, subject to the liabilities of that Fund, as more fully described in the Declaration of Trust pursuant to which the Trust is created and governed;

	WHEREAS, the Trust desires to employ the Custodian to provide custody services; and

	WHEREAS, the Custodian is willing to furnish custody services to the Trust on the terms and conditions hereinafter set forth;

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:


I.	Employment of Custodian; Property of the Trust to be Held by
the Custodian

	The Trust hereby employs the Custodian as the custodian of its assets. The Trust agrees to deliver to the Custodian substantially all securities and cash owned by it on behalf of the Fund(s) from time to time, and substantially all income, principal, capital distributions or other payments received by it with respect to such securities, and the cash consideration received for the issuance and sale of Shares of the Trust from time to time. The Custodian will not be responsible for any property of the Trust not delivered to the Custodian.

II.	Duties of the Custodian with Respect to Property of the
Trust Held by the Custodian

A.	Holding Securities

	The Custodian will hold, earmark and physically segregate for the account of each Fund all non-cash property, including all securities owned by the Trust on behalf of the Fund(s), other than securities maintained pursuant to Article II, Section J hereof in a clearing agency which acts as a securities depository or in an authorized book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a ``Securities System.''

B.	Delivery of Securities

	The Custodian will deliver securities held by the Custodian or in a Securities System account only upon receipt of proper instructions, which may be continuing instructions, and only in the following cases:

	1.	Upon sale of such securities for the account of each
Fund and receipt of payment therefor;

	2.	Upon receipt of payment in connection with any
repurchase agreement related to such securities entered into by the Trust with respect to any Fund;

	3.	In the case of a sale effected through a Securities
System, in accordance with the provisions of Article
II, Section J hereof;

	4.	To the depository agent in connection with tenders or
other similar offers for securities of each Fund;

	5.	To the issuer thereof, or its agent, when such
securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

	6.	To the issuer thereof, or its agent, for registration
or re-registration pursuant to the provisions of
Article II, Section C hereof; or for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

	7.	To the broker selling such securities for examination
in accordance with the ``street delivery'' custom;
provided that the Custodian will maintain procedures to ensure prompt return to the Custodian by the broker in the event the broker elects not to accept such securities;

	8.	For exchange or conversion pursuant to any plan of
merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;
provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

	9.	In the case of warrants, rights or similar securities,
the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

	10.	For delivery in connection with any loans of securities
made by the Trust on behalf of any Fund, but only against receipt of adequate collateral, as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

	11.	For delivery as security in connection with any
borrowing by the Trust on behalf of any Fund requiring a pledge of assets by the Trust on behalf of that Fund against receipt of amounts borrowed;

	12.	Upon receipt of instructions from the transfer agent
for the Trust (the "Transfer Agent") for delivery to the Transfer Agent or to holders of Shares in connection with distributions in kind in satisfaction of requests by holders of Shares for repurchase or redemption; and

	13.	For any other proper corporate purposes, but only upon
receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the persons to whom delivery of such securities will be made.

C.	Registration of Securities

	Securities held by the Custodian (other than bearer securities) will be registered in the name of the Trust on behalf of the Fund(s), or in the name of any nominee of the Trust, the Custodian or any Securities System, or in the name or nominee name of any agent or sub-custodian appointed pursuant to Article II, Section I hereof, provided that the Custodian will maintain a mechanism for identifying all securities belonging to each Fund, wherever held or registered. All securities accepted by the Custodian on behalf of the Trust for the Fund(s) hereunder will be in ``street name'' or other good delivery form.

D.	Bank Accounts

	If requested by the Trust, the Custodian will open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and will hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund(s), other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.

E.	Payment for Shares

	The Custodian will receive from the distributor of the Shares of the Fund(s) or from the Transfer Agent and deposit into each Fund's custody account payments received for Shares of such Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of cash payments for Shares of the Fund(s).

F.	Collection of Income and Other Payments

	The Custodian will collect on a timely basis all income and other payments with respect to securities held hereunder to which the Trust and each of the Fund(s) will be entitled by law or pursuant to custom in the securities business, and will credit such income and other payments, as collected, to each Fund's custody account.

G.	Payment of Trust Moneys

	Upon receipt of proper instructions, which may be continuing instructions, the Custodian will pay out moneys of the Trust on behalf of the Fund(s) in the following cases only:

	1.	Upon the purchase of securities for the account of each
Fund, but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Trust or by the Custodian as its agent for this purpose); (b) in the case of a purchase effected through a Securities
System, in accordance with the conditions set forth in
Article II, Section J hereof or; (c) in the case of repurchase agreements entered into between the Trust on behalf of the Fund and the Custodian, or another bank,
(i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities and with an indication on the books of the Custodian that such securities are held for the benefit of the Fund, and (ii) against delivery of the receipt evidencing purchase by the Trust on behalf of the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Trust on behalf of the Fund;

	2.	In connection with conversion, exchange or surrender of
securities owned by the Trust on behalf of any Fund as set forth in Article II, Section B hereof;

	3.	For the redemption or repurchase of Shares as set forth
in Article II, Section H hereof;

	4.	For the payment of any expense or liability incurred by
the Trust with respect to the Fund(s), including, but not limited to, the following payments for the account of the Fund(s): interest, dividend disbursements, taxes, trade association dues, advisory, administration, accounting, transfer agent and legal fees, and operating expenses allocated to the Trust or the Fund(s) whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

	5.	For the payment of any dividend declared on behalf of
the Fund(s) pursuant to the governing documents of the Trust; and

	6.	For any other proper corporate purposes, but only upon
receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

H.	Payments for Repurchase or Redemptions of Shares of the
Fund(s)

	From such funds as may be available, the Custodian will, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund(s) who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by the redeeming shareholders.

I.	Appointment of Agents

	The Custodian may at any time in its discretion appoint, but only in accordance with an applicable vote by the Board of Trustees of the Trust, any bank or trust company, which is qualified under the 1940 Act to act as a custodian, as its agent or sub-custodian to carry out such of the provisions of this
Article II as the Custodian may from time to time direct;
provided that the appointment of any such agent or sub-custodian will not relieve the Custodian of any of its responsibilities or liabilities hereunder. The Custodian is hereby authorized to deposit, arrange for deposit and/or maintain foreign securities owned by the Trust on behalf of the Fund(s) with the Custodian's agent Bankers Trust Company or with the subcustodians or agents of the Custodian's agent.

J.	Deposit of Trust Assets in Securities Systems

	The Custodian may deposit and/or maintain securities owned by the Trust on behalf of the Fund(s) in a clearing agency registered with the Securities and Exchange Commission (the
"SEC") under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a ``Securities System'') in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

	1.	The Custodian may keep securities owned by the Trust on
behalf of the Fund(s) in a Securities System provided that such securities are represented in an account
("Account") of the Custodian in the Securities System which will not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;

	2.	The records of the Custodian with respect to securities
owned by the Trust on behalf of the Fund(s) which are maintained in a Securities System will identify by book-entry those securities belonging to the Fund(s);

	3.	The Custodian will pay for securities purchased for the
account of the Fund(s) upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund(s).
The Custodian will transfer securities sold for the account of the Fund(s) upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund(s). The Custodian will furnish the Trust a monthly account statement showing confirmation of each transfer to or from the account of the Fund(s) and each day's transactions in the Securities System for the account of the Fund(s);

	4.	The book-entry system of the Federal Reserve System
authorized by the U.S. Department of the Treasury and the Depository Trust Company, a clearing agency registered with the SEC, each are hereby specifically approved as a Securities System, provided that any changes in these arrangements shall be subject to the approval of the Board of Trustees of the Trust; and

	5.	The Custodian will be liable to the Trust on behalf of
any Fund for any direct loss or damage to the Trust on behalf of any Fund resulting from use of the Securities
System to the extent caused by the gross negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. In no event will the Custodian be liable for any indirect, special, consequential or punitive damages.

K.	Segregated Accounts for Futures Commission Merchants

	The Custodian may enter into separate custodial agreements with various Futures Commission Merchants ("FCM's") which the Trust uses (each an "FCM agreement"), pursuant to which the Trust's margin deposits made on behalf of the Fund(s) in certain transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each an "FCM account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Trust ("FCM contract"), SEC rules governing such segregated accounts, Commodities Futures Trading Commission ("CFTC") rules and the rules of applicable securities or commodities exchanges. Such custodial agreements will only be entered into upon receipt of written instructions from the Trust which state that (a) an agreement between the FCM and the Trust has been entered into, and (b) the Trust is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin will be made into an FCM account only upon written instructions; transfers of premium and variation margin may be made into an FCM account pursuant to oral instructions.
Transfers of funds from an FCM account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM agreement and the FCM contract, all conditions precedent to its right to give the Custodian such instructions have been satisfied.

L.	Ownership Certificates for Tax Purposes

	The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund(s) held by it and in connection with transfers of securities of the Fund(s).

M.	Proxies

	The Custodian will cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust on behalf of the Fund(s) or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Trust's investment advisor for the Fund(s) (the "Advisor") such proxies, all proxy soliciting materials and all notices relating to such securities.

N.	Communications Relating to Securities of the Fund(s)

	The Custodian will transmit promptly to the Advisor of that Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund(s). With respect to tender or exchange offers, the Custodian will transmit promptly to the Advisor all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Advisor desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Advisor will notify the Custodian at least five business days prior to the date on which the Custodian is to take such action.

O.	Proper Instructions

	``Proper Instructions'' as used herein mean a writing signed or initialed by one or more person or persons in such manner as the Board of Trustees will have authorized from time to time.
Each writing will set forth the transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust will cause all oral instructions to be confirmed promptly in writing. Upon receipt of a certificate of the Secretary or an Assistant
Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, proper instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of the Trust.

P.	Actions Permitted Without Express Authority

	The Custodian may, in its discretion, without express authority from the Trust:

	1.	make payments to itself or others for minor expenses of
handling securities or other similar items relating to its duties under this Agreement, provided that all such payments will be accounted for to the Trust;

	2.	surrender securities in temporary form for securities
in definitive form;

	3.	endorse for collection, in the name of the Trust on
behalf of the Fund(s), checks, drafts and other negotiable instruments; and

	4.	in general, attend to all non-discretionary details in
connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust, except as otherwise directed by the Trust or the Board of Trustees of the Trust.


Q.	Evidence of Authority

	The Custodian will be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Trustees as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III.	Duties of Custodian with Respect to Books of Account

	The Custodian will cooperate with and supply to the entity or entities appointed to keep the books of account of the Trust such information in the possession of the Custodian as is reasonably necessary to the maintenance of the books of account of the Trust.

IV.	Records

	The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records will be property of the Trust and will at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian will, upon request, provide the Trust with a tabulation of securities held by the Custodian on behalf of the Fund(s), and will, upon request, and for such compensation as will be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

V.	Opinion of Trust's Independent Accountant

	The Custodian will take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, Form N-SAR or other annual or semiannual reports to the SEC and with respect to any other requirements of the SEC.

VI.	Reports to Trust by Auditors

	The Custodian will provide the Trust, at such times as the Trust may reasonably request, with reports by its internal or independent auditors on the accounting system, internal accounting controls and procedures for safeguarding securities, including reports available on securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement. Such reports will be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed, will state in detail material inadequacies disclosed by such examination, and if there are no such inadequacies, will so state.

VII.	Compensation of Custodian

	For the normal services the Custodian provides under this Custody Agreement, the Custodian will be entitled to reasonable compensation as agreed to between the Trust and the Custodian from time to time. Until agreed otherwise, the compensation will be as set forth on Schedule A attached hereto and made part hereof, as such Schedule may be amended from time to time. The fee set forth in Schedule A hereto is subject to an annual review and adjustment process. In the event the Custodian provides any extraordinary services hereunder, it will be entitled to additional reasonable compensation.

VIII.	Responsibility of Custodian/Indemnification

	So long as and to the extent that it has exercised reasonable care, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

	The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

	The Custodian will exercise reasonable care in carrying out the provisions of this Agreement and shall be without liability for any action taken or omitted by it in good faith and without negligence. The Trust will indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder, except to the extent such claims, liabilities and expenses are caused by the Custodian's own gross negligence or bad faith. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor will it be construed to modify the standards of care and responsibility set forth in Article II, Section I hereof with respect to sub-custodians and in Article II, Section J(5) hereof with respect to the Securities System.

	If the Trust requires the Custodian to take any action, which involves the payment of money or which may, in the reasonable opinion of the Custodian, result in liability or expense to the Custodian or its nominee, the Trust, as a prerequisite to requiring the Custodian to take such action, will provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.	Effective Period; Termination; Amendment

	This Agreement will become effective as of the date hereof and remain effective until terminated as provided herein. This Agreement may be amended at any time only by written instrument signed by both parties. This Agreement may be terminated at any time on ninety (90) days' written notice by either party;
provided that the Trust will not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the governing documents of the Trust, and further provided, that the Trust may at any time by action of its Board of Trustees immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Trust will pay to the Custodian any fees incurred as a result of the termination transfer of assets, and reimburse the Custodian for all costs, expenses and disbursements that are due as of the date of such termination.

X.	Successor Custodian

	If a successor custodian is appointed by the Board of Trustees of the Trust, the Custodian will, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of the Trust then held by it hereunder. The Custodian will also deliver to such successor custodian copies of such books and records relating to the Trust as the Trust and Custodian may mutually agree.

	In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees will have been delivered to the Custodian on or before the date when such termination will become effective, then the Custodian will have the right to deliver to a bank or trust company of its own selection, doing business in the state in which either the principal place of business of the Trust or the Custodian is located and having an aggregate capital, surplus, and undivided profits of not less than $25,000,000, all securities, funds and other properties held by the Custodian under this Agreement. Thereafter, such bank or trust company will be the successor of the Custodian under this Agreement.

	In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to, or of the Board of Trustees to appoint a successor custodian, the Custodian will be entitled to fair compensation for its services during such period as the Custodian and retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force and effect.

XI.	Interpretive and Additional Provisions

	In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of, or in addition to, the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in writing signed by both parties, provided that no such interpretive or additional provisions will contravene any applicable federal or state regulations or any provision of the governing documents of the Trust. No interpretive or additional provisions made as provided in the preceding sentence will be deemed to be an amendment of this Agreement.

XII.	Delaware Law to Apply

	This Agreement will be deemed to be a contract made in Delaware and governed by the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding and will inure to the benefit of the parties hereto and their respective successors.


	IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first written above.

[SEAL]		KIEWIT INVESTMENT TRUST


		By:/s/ Ann C. McCulloch
 		    Ann C. McCulloch, President


[SEAL]		WILMINGTON TRUST COMPANY


		By: ____________________________
		    (___________), Vice President





	SCHEDULE A


	KIEWIT INVESTMENT TRUST

	FEE SCHEDULE


	For the services Custodian provides under this Custody
Agreement, the Trust, on behalf of the Fund(s) listed below, agrees to pay to the Custodian a fee, payable monthly, expressed as follows:


Name of Fund(s)							FEE SCHEDULE

Kiewit Money Market Series		An annual fee based upon the
average daily net asset value
as follows:

							.009% on the first $200
million per portfolio;

Kiewit Rated Money Market
Series						plus .0075% on the assets over
$200 million per portfolio,

Kiewit Short-Term Government
Series						subject to a minimum fee of
$500 per month per portfolio,

Kiewit Intermediate-Term Bond
Series

Kiewit Tax Exempt Series

Kiewit Equity Series			plus, $12 per purchase, sale
or maturity of a portfolio
security, except those
requiring physical delivery,
which will be charged at $50
per purchase, sale or
maturity,

							plus, $7 for each incoming
wire of funds and $12 for each
outgoing wire of funds,

							plus any out-of-pocket
expenses.

	Exhibit 24(b)(9)(i)

KIEWIT INVESTMENT TRUST
RODNEY SQUARE MANAGEMENT CORPORATION
TRANSFER AGENCY AGREEMENT


	THIS TRANSFER AGENCY AGREEMENT made this 19th day February, 1997, by and between Kiewit Investment Trust, a Delaware business trust (the "Trust"), and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("Rodney Square"), having its principal place of business in Wilmington, Delaware.

	WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and issues shares of beneficial interest, par value $0.01 per share ("Shares"), corresponding to one or more separate and distinct series (individually, a "Series", and collectively, the "Series");

	WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series, and each Series has a separate investment objective and separate investment policies;

	WHEREAS, at the present time, the Trust has six Series, Kiewit Money Market Series, Kiewit Government Money Market
Series, Kiewit Short-Term Government Series, Kiewit
Intermediate-Term Bond Series, Kiewit Tax-Exempt Series and
Kiewit Equity Series.

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and Rodney Square agree as follows:

	1.	Appointments.  The Trust hereby appoints Rodney Square
as transfer agent, registrar and disbursing agent in connection with any distributions; for each Series of Shares of the Trust, each such appointment to take and remain in effect as hereinafter provided. Rodney Square shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth, and in accordance with the principles of principal and agent as enunciated by the common law.

	2.	Documents.  The Trust has furnished Rodney Square with
copies properly certified or authenticated of each of the following:

	a.	Resolutions of the Trust's Board of Trustees
authorizing the appointment of Rodney Square to provide certain transfer agent services to the Trust and approving this Agreement;

	b.	Schedule B identifying and containing the signatures of
the Trust's officers and other persons authorized ("Authorized
Persons") to sign "Written Instructions" (as hereinafter defined) on behalf of the Trust;

	c.	The Trust's Certificate of Trust filed with the
Secretary of the State of Delaware on January 23, 1997 and all amendments thereto and restatements thereof;

	d.	The Trust's Agreement and Declaration of Trust and all
amendments thereto and restatements thereof;

	e.	The Trust's By-Laws and all amendments thereto and
restatements thereof (such By-Laws, as presently in effect and as they shall from time to time be amended or restated, are herein called "By-Laws");

	f.	The Accounting Services Agreement between the Trust and
Rodney Square dated February 19, 1997;

	g.	The Custodian Agreement between the Trust and
Wilmington Trust Company (the "Custodian") dated February 19,
1997;

	h.	The Administration Agreement between the Trust and
Rodney Square dated February 19, 1997;

	i.	The Trust's Notification of Registration filed pursuant
to Section 8(a) of the 1940 Act filed with the Securities and Exchange Commission ("SEC") on July 25, 1994;

	j.	The Trust's Registration Statement on Form N-1A under
the 1940 Act, as filed with the SEC, and all amendments thereto;
and

	k.	If required, a copy of either (i) a filed notice of
eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

	The Trust will furnish Rodney Square from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

	3.	Definitions.

		a.	Authorized Person.  As used in this Agreement, the
term "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Series and certified by the Secretary or an Assistant Secretary of the Trust or any amendment thereto as may be received by Rodney Square from time to time.

		b.	Oral Instructions.  As used in this Agreement, the
term "Oral Instructions" means oral instructions actually received by Rodney Square from an Authorized Person or from a person reasonably believed by Rodney Square to be an Authorized
Person. The Trust agrees to deliver to Rodney Square, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions signed by two Authorized Persons and received by Rodney Square.

		c.	Written Instructions.  As used in this Agreement,
the term "Written Instructions" means written instructions on behalf of the Trust signed by two Authorized Persons, delivered by hand, mail, telegram, cable, telex or facsimile to, and received by, Rodney Square.

	4.	Instructions Consistent with Declaration of Trust,
etc..

		a.	Unless otherwise provided in this Agreement,
Rodney Square shall act only upon Oral or Written Instructions. Rodney Square, in its capacity under this Agreement, may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of this Agreement, the Trust's Declaration of Trust or By-Laws, or any vote, resolution or proceeding of the Trust's shareholders, or of the Trust's Board of Trustees, or of any committee thereof.

		b.	Rodney Square shall be entitled to rely upon any
Oral Instructions and any Written Instructions actually received by Rodney Square pursuant to this Agreement. The Trust agrees to forward to Rodney Square Written Instructions confirming Oral
Instructions in such manner that the Written Instructions are received by Rodney Square by the close of business of the same day that such Oral Instructions are given to Rodney Square. The
Trust agrees that the fact that confirming Written Instructions are not received by Rodney Square shall in no way affect the validity or enforceability of the transactions authorized by Oral
Instructions. The Trust agrees that Rodney Square shall incur no liability to the Trust in acting upon Oral Instructions, provided such instructions reasonably appear to have been received from an Authorized Person.

	5.	Transactions Not Requiring Instructions.  In the
absence of contrary Written Instructions, Rodney Square is authorized to take the following actions:

		a.	Issuance of Shares.  Upon receipt of a purchase
order from a prospective shareholder for the purchase of Shares and sufficient information to enable Rodney Square to establish a shareholder account or to issue Shares to an existing shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from Rodney Square's designated bank, Rodney Square shall issue and credit the account of the investor or other record holder with Shares based on the current net asset value of such Shares as described in the Trust's
Registration Statement.

		b.	Transfer of Shares; Uncertificated Securities.
Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide Rodney Square with instructions for the transfer of such Shares which include appropriate documentation to permit a transfer, then Rodney
Square shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest

		c.	Share Certificates.  If at any time the Trust
issues Share stock certificates, the following provisions will apply:

		(1)	The Trust will supply Rodney Square with a
sufficient supply of stock certificates representing
Shares, in the form approved from time to time by the Trustees of the Trust, and, from time to time, shall replenish such supply upon request of Rodney Square.
Such stock certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust, and notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until Rodney Square is otherwise directed by Written Instructions.

		(2)	In the case of the loss or destruction of any
certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by a surety company approved by Rodney
Square.

		(3)	Upon receipt of signed Share stock certificates,
which shall be in proper form for transfer, and upon cancellation or destruction thereof, Rodney Square shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

		(4)	Upon receipt of Share stock certificates, which
shall be in proper form for transfer, together with the shareholder's instructions to hold such Share certificates for safekeeping, Rodney Square shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

		(5)	Upon receipt of written instructions from a
shareholder of uncertificated securities for a certificate in the number of Shares in its account, Rodney Square will issue such Share stock certificates and deliver them to the shareholder.

		d.	Redemption of Shares.  Upon receipt of a
redemption order from a shareholder that is an open-end investment company and/or in accordance with Written Instructions, Rodney Square shall redeem the number of Shares indicated thereon from the redeeming shareholder's account and receive from the Trust's Custodian and disburse pursuant to the instructions of a redeeming shareholder or his or her agent the redemption proceeds therefor, or arrange for direct payment of redemption proceeds by the Custodian to the redeeming shareholder or as instructed by the shareholder or his or her agent, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.

	6.	Shares.  The Trust and the Series have an unlimited
number of authorized Shares. The Transfer Agent shall record issues of all Shares.

	7.	Distributions.  The Trust shall furnish Rodney Square
with appropriate evidence of action by the Trust's Trustees authorizing the declaration and payment of any distributions as described in the Trust's Registration Statement. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, Rodney Square shall, in accordance with instructions in proper form from a shareholder and the provisions of the Trust's Agreement and Declaration of Trust and Registration Statement, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such distributions in cash to the shareholder in the manner described in the Registration Statement. In lieu of receiving distribution proceeds from the Trust's Custodian and paying distributions to shareholders, Rodney Square may arrange for the direct payment of distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.

	Rodney Square shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Trust, Rodney Square shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on distributions paid by the Trust, all as required by applicable Federal tax laws and regulation.

	In accordance with the procedures set forth in the Trust's Registration Statement or Written Instructions amending such procedures, resolutions of the Trust's Trustees that are not inconsistent with this Agreement and are provided to Rodney
Square from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian, Rodney Square shall arrange for issuance of Shares obtained through (a) transfers of funds from shareholders' accounts at financial institutions; and
(b) the exchange of Trust Shares for eligible portfolio securities.

	8.	Communications with Shareholders.

		a.	Communications to Shareholders.  Rodney Square
will address and mail all communications by the Trust to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly statements, distribution notices and proxy material for its meetings of shareholders.
Rodney Square will receive and tabulate the proxy cards for shareholder meetings.

		b.	Correspondence.  Rodney Square will answer such
correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Rodney
Square and the Trust.

	9.	Services to be Performed.  Rodney Square shall be
responsible for administering and/or performing transfer agent functions, in connection with the issuance, transfer and redemption or repurchase (including coordination with the Trust's Custodian bank in connection with shareholder redemption by check) of the Trust's Shares. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between Rodney Square and the Trust.

	The Transfer Agent will perform the following functions on an ongoing basis:

		a.	provide the Trust with duplicate confirmations of
shareholder activity, whether executed through a dealer or directly with the Transfer Agent;

		b.	provide shareholder lists and statistical
information concerning accounts to the Trust; and

		c.	provide timely notification of Trust activity and
such other information as may be agreed upon from time to time between the Transfer Agent and the Trust's custodians, to the Trust or the custodians and such reports to the Trust.

	10.	Record Keeping and Other Information.

		a.	Rodney Square shall maintain records of the
accounts for each shareholder showing the items listed in Schedule B.

		b.	Rodney Square shall create and maintain all
necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the 1940 Act and the rules thereunder and any applicable regulations of the Federal Deposit Insurance
Corporation ("FDIC") or any successor regulatory authority, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder.
All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act and any applicable regulations of the FDIC or any successor regulatory authority.

	11.	Audit, Inspection and Visitation.  Rodney Square shall
make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, Rodney Square shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

	12.	Compensation.  As compensation for the services
rendered by Rodney Square during the term of this Agreement, the Trust will pay to Rodney Square an annual fee calculated daily and payable monthly, as may be agreed to in writing from time to time by the Trust and Rodney Square.

	The Trust shall reimburse Rodney Square for all reasonable out-of-pocket expenses incurred by Rodney Square or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month

	The term "out-of-pocket expenses" shall include, but not be limited to, the following expenses incurred by Rodney Square in the performance of its obligations hereunder: the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of first-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for the maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If Rodney Square shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefor in an amount agreed upon by the principal financial officer of the Trust and Rodney Square, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

	13.	Use of Rodney Square's Name.  The Trust shall not use
the name of Rodney Square in any Registration Statement, sales literature or other material relating to the Trust in a manner not approved prior thereto, provided, however, that Rodney Square shall approve all uses of its name which merely refer in accurate terms to its appointments hereunder or which are required by the SEC or a state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.

	14.	Use of Trust's Name.  Rodney Square shall not use the
name of the Trust or the Series of the Trust or material relating to the Trust or the Series on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of Rodney Square hereunder or which are required by the FDIC, the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

	15.	Security.  Rodney Square represents and warrants that
the various procedures and systems which Rodney Square has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records and other data and Rodney Square's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

	16.	Insurance.  Upon request, Rodney Square shall provide
the Trust with details regarding its insurance coverage, and Rodney Square shall notify the Trust should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reason or reasons therefor. Rodney
Square shall notify the Trust of any material claims against it, whether or not they may be covered by insurance and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Rodney Square under its insurance coverage.

	17.	Appointment of Agents.  Neither this Agreement nor any
rights or obligations hereunder may be assigned by Rodney Square without the written consent of the Trust. Rodney Square may, however, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934 (the
"1934 Act") to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

	18.	Delegation.  On thirty (30) days' prior written notice
to the Trust, Rodney Square may assign any part or all its rights and delegate its duties hereunder to any affiliate, provided that
(i) the delegate agrees with Rodney Square to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder; (ii) Rodney Square shall remain responsible for the performance of all of its duties under this Agreement; (iii) Rodney Square and such delegate shall promptly provide such information as the Trust may request; and (iv)
Rodney Square shall respond to such questions as the Trust may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

	19.	Indemnification.

		a.	The Trust agrees to indemnify and hold harmless
Rodney Square, its directors, officers, employees, agents and representatives (collectively, "Representatives") from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state and/or foreign securities laws or amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither
Rodney Square nor any of its Representatives shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

		b.	Rodney Square agrees to indemnify and hold
harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement

		c.	In order that the indemnification provisions
contained in this Section 19 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.
The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

	20.	Responsibility of Rodney Square.  Rodney Square shall
be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by Rodney Square in writing. Rodney Square shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing the services provided for under this Agreement. Rodney Square shall be liable for any damages arising out of or in connection with Rodney Square's performance of or omission or failure to perform its duties under this Agreement to the extent such damages arise out of Rodney Square's negligence, reckless disregard of its duties, bad faith or willful misfeasance.

	Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (ii) subject to the provisions of Section 21 hereof, delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

	21.	Acts of God, etc.  Rodney Square shall not be liable
for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, Rodney Square shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto. Rodney Square shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

	22.	Amendments.  Rodney Square and the Trust shall
regularly consult with each other regarding Rodney Square's performance of its obligations and its compensation hereunder.
In connection therewith, the Trust shall submit to Rodney Square, at a reasonable time in advance of filing with the SEC, copies of any amended or supplemented Registration Statements (including exhibits) under the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such material which would require any material change in Rodney Square's obligations hereunder shall be subject to Rodney Square's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to Rodney Square of performing its obligations hereunder, Rodney Square shall be entitled to receive reasonable compensation therefor.

	23.	Duration, Termination, etc.  Neither this Agreement nor
any provisions hereof may be changed, waived or discharged orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver or discharge is sought.

	This Agreement shall become effective as of the close of business on the date first written above, and unless terminated as immediately hereinafter provided, shall continue in effect for three (3) years from the date of its execution and thereafter from year to year, provided continuance after the three (3) year period is approved at least annually by (i) the vote of a majority of the Trustees of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, and who are not parties to this Agreement or interested persons of any party, cast at a meeting called for the purpose of voting on the approval.

	This Agreement may be terminated by a vote of the Board of Trustees of the Trust, or by a vote of a majority of the outstanding voting securities of any one or more of the Trust's Series, upon written notice to Rodney Square, in the event of a material breach remaining uncured for thirty (30) days after due written notification of such breach has been issued by the Trust to, and received by, Rodney Square. However, in the event of a material breach resulting from willful misconduct, reckless disregard or intentional misconduct by Rodney Square or its employees, the Agreement may be terminated by the Board of Trustees upon thirty (30) days written notice to Rodney Square.

	This Agreement may also be terminated by Rodney Square, upon written notice to the Trust, in the event of a material breach remaining uncured for sixty (60) days after due written notification of such breach has been issued by Rodney Square to, and received by, the Trust.

	Termination shall not relieve the parties of duties and obligations accrued prior to termination (including the duty to pay accrued fees and expenses), nor those duties which by their nature survive termination (such as the duty to maintain the confidentiality of information, and the duty to transfer assets and records to successors in an orderly and cooperative manner).

	Upon the termination hereof, the Trust shall reimburse Rodney Square any fees incurred as a result of the termination conversion for any out-of-pocket expenses reasonably incurred by Rodney Square including or during the period prior to the date of such termination. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address, and, if provided, tax identification or Social Security number), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by Rodney Square hereunder.
Rodney Square shall be liable for any losses sustained by the Trust as a result of Rodney Square's failure to accurately and promptly provide these materials.

	24.	Registration as a Transfer Agent.  Rodney Square
represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. Rodney Square agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should Rodney Square fail to be registered with the Federal Deposit Insurance Company or any successor regulatory authority as a transfer agent at any time during this Agreement, the Trust may, on written notice to Rodney Square, immediately terminate this Agreement.

	25.	Notice.  Any notice under this Agreement shall be given
in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

	26.	Severability.  If any provision of this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	27.	Governing Law.  To the extent that state law has not
been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be governed and construed according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

	28.	Shareholder Liability.  Rodney Square acknowledges that
it has received notice of and accepts the limitations of liability set forth in the Trust's Agreement and Declaration of Trust. Rodney Square agrees that the Trust's obligations hereunder shall be limited to the Trust, and that Rodney Square shall have recourse solely against the assets of the Series with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Series or against any shareholder, Trustee, officer, employee, or agent of the Trust.

	29.	Miscellaneous.  Both parties agree to perform such
further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

								KIEWIT INVESTMENT TRUST

								By:
	_____________________________
									Ann McCulloch,
President

								RODNEY SQUARE MANAGEMENT
								CORPORATION


								By:
	_____________________________
									Martin L. Klopping,
President

TRANSFER AGENCY AGREEMENT
SCHEDULE A
KIEWIT INVESTMENT TRUST
Trust Listing





	Kiewit Money Market Series
	Kiewit Government Money Market Series
	Kiewit Short-Term Government Series
	Kiewit Intermediate-Term Bond Series
	Kiewit Tax-Exempt Series
	Kiewit Equity Series


TRANSFER AGENCY AGREEMENT
SCHEDULE B
KIEWIT INVESTMENT TRUST
Shareholder Records



Rodney Square shall maintain records of the accounts for each shareholder showing the following information:

	a.	name, address and United States Tax Identification or
Social Security number;

	b.	number and Series of Shares held and number and Series
of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

	c.	historical information regarding the account of each
shareholder, including distributions paid and the date and price for all transactions on a shareholder's account;

	d.	any stop or restraining order placed against a
shareholder's account;

	e.	any correspondence relating to the current maintenance
of a shareholder's account;

	f.	information with respect to withholding; and,

	g.	any information required in order for Rodney Square to
perform any calculations contemplated or required by this Agreement.

	Exhibit No. 24(b)(9)(ii)

KIEWIT INVESTMENT TRUST
RODNEY SQUARE MANAGEMENT CORPORATION
ACCOUNTING SERVICES AGREEMENT



	THIS ACCOUNTING SERVICES AGREEMENT made this 19th day of February, 1997, by and between Kiewit Investment Trust, a Delaware business trust (hereinafter called the "Trust"), and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware (hereinafter called "Rodney Square"), having its principal place of business in Wilmington, Delaware.

	WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

	WHEREAS, at the present time, the Trust consists of six separate and distinct Series, Kiewit Money Market Series, Kiewit Government Money Market Series, Kiewit Short-Term Government Series, Kiewit Intermediate-Term Bond Series, Kiewit Tax-Exempt Series and Kiewit Equity Series (individually, a "Series", and collectively, "the Series");

	NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Rodney
Square agree as follows:

	1.	Appointment. The Trust hereby appoints Rodney Square to
provide certain accounting services to the Trust for the period and on the terms set forth in this Agreement. Rodney Square accepts such appointment and agrees to furnish the services herein set forth in return for the compensation provided for in
Section 11 of this Agreement. Rodney Square agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder, and to remain open for business on any day which a Series considers a business day. The Trust may from time to time issue separate series or classes or classify and reclassify shares of such series or class. Rodney Square shall identify to each such series or class property belonging to such series or class, and in such reports, confirmations and notices to the Trust called for under this Agreement, shall identify the series or class to which such report, confirmation or notice pertains.

	2.	Documents. The Trust has furnished Rodney Square with
copies properly certified or authenticated of each of the following:

	a.	Resolutions of the Trust's Board of Trustees
authorizing the appointment of Rodney Square to provide certain accounting services to the Trust and approving this Agreement;

	b.	Schedule B identifying and containing the
signatures of the Trust's officers and other persons authorized
("Authorized Persons") to sign "Written Instructions" (as hereinafter defined);

	c.	The Trust's Certificate of Trust filed with the
Secretary of the State of Delaware on January 23, 1997 and all amendments thereto and restatements thereof;

	d.	The Trust's Agreement and Declaration of Trust and
all amendments thereto and restatements thereof;

	e.	The Trust's By-Laws and all amendments thereto and
restatements thereof (such By-Laws, as presently in effect and as they shall from time to time be amended or restated, are herein called "By-Laws");

	f.	The Investment Management Agreement between the
Trust and Kiewit Investment Management (the "Manager") with respect to each Series dated February 19, 1997;

	g.	The Administration Agreement between the Trust and
Rodney Square dated February 19, 1997;

	h.	The Custodian Agreement between the Trust and WTC
(the "Custodian") dated February 19, 1997;

	i.	The Trust's Notification of Registration filed
pursuant to Section 8(a) of the 1940 Act filed with the Securities and Exchange Commission ("SEC") on _______________;

	j.	The Trust's Registration Statement on Form N-1A
under the 1940 Act (File No. 811-______), as filed with the SEC, and all amendments thereto;

	k.	If required, a copy of either (i) a filed notice
of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

	The Trust will furnish Rodney Square from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

	3.	Instructions Consistent with Declaration of Trust, etc.

	a.	Unless otherwise provided in this Agreement,
Rodney Square shall act only upon Oral and Written Instructions. ("Oral Instructions", as used in this Agreement, means oral instructions actually received by Rodney Square from an Authorized Person or from a person reasonably believed by Rodney Square to be an Authorized Person. "Written Instructions", as used in this Agreement, means written instructions on behalf of the Trust signed by two Authorized Persons, delivered by hand, mail, telegram, cable, telex or facsimile, and received by Rodney Square. "Authorized Person", as used in this Agreement, means any officer of the Trust and any other person, whether or not any such person is an officer of the Trust, duly authorized by the Trustees of the Trust to give Oral and Written Instructions on behalf of the Series(s) and certified by the Secretary or an Assistant Secretary of the Trust or any amendment thereto as may be received by Rodney Square from time to time. Rodney Square in its capacity under this Agreement may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of the Trust's Declaration of Trust or Bylaws, or with any vote, resolution or proceeding of the Trust's shareholders, or of the Trust's Board of Trustees, or of any committee thereof.

	b.	Rodney Square shall be entitled to rely upon any
Oral Instructions and any Written Instructions actually received by Rodney Square pursuant to this Agreement. The Trust agrees to forward to Rodney Square Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Rodney Square by the close of business of the same day that such Oral Instructions are given to Rodney Square. The Trust agrees that the fact that confirming Written Instructions are not received by Rodney Square shall in no way affect the validity or enforceability of the transactions authorized by Oral Instructions. The Trust agrees that Rodney Square shall incur no liability to the Trust in acting upon Oral Instructions, provided that such instructions reasonably appear to have been received by Rodney Square from an Authorized Person.

	4.	Series Accounting.

	a.	Rodney Square shall provide the following
accounting functions on a daily basis:

(1)	Journalize each Series'
investment, income and expense
activities;

(2)	Verify investment buy/sell
trade tickets when received
from the Manager and transmit
trades to the Trust's Custodian
for proper settlement;

(3)	Maintain individual ledgers for investment
securities;

(4)	Maintain historical tax lots for each
security;

(5)	Reconcile cash and investment balances of each
Series with the Custodian, and provide the Manager with the beginning cash balance available for investment purposes;

(6)	Update the cash availability throughout the
day as required by the Manager;

(7)	Post to and prepare each Series' Statement of
Assets and Liabilities and Statement of
Operations;

(8)	Calculate expenses payable pursuant to the
Trust's various contractual obligations;

(9)	Control all disbursements from the Trust on
behalf of each Series and authorize such disbursements upon Written Instructions;

(10)	Calculate capital gains and losses;

(11)	Determine each Series' net income;

(12)	Obtain the Series' expense, security market
prices or, if such market prices
are not readily available, then
obtain such prices from services
approved by the Manager, and in
either case calculate the market
or fair value of each Series'
investments;

(13)	In the case of debt instruments with remaining
maturities of sixty (60) days or less,
calculate the amortized cost value of those instruments;

(14)	Transmit or mail a copy of the Series
valuations to the Manager;

(15)	Compute the net assets of each Series;

(16)	Prepare and monitor the expense accruals and
notify Trust management of any proposed
adjustments.

	b.	In addition, Rodney Square will:

(1)	Prepare monthly financial
statements, which will include,
without limitation, each
Series' Schedule of
Investments, Statement of
Assets and Liabilities,
Statement of Operations,
Statement of Changes in Net
Assets, Cash Statement, and
Schedule of Capital Gains and
Losses;

(2)	Prepare monthly security transactions
listings;

(3)	Prepare monthly broker security transactions
summaries;

(4)	Assist in the preparation of support schedules
necessary for completion of Federal and state tax returns;

Assist in the preparation and filing of the Trust's annual and semiannual reports with the SEC on Form N-SAR;

Assist with the preparation of amendments to the Trust's registration statements on Form N-1A.

(7)	Determine each Trust partner's allocable share
of income, expense, and realized and
unrealized gain and loss, as necessary to, among other things, maintain the partner's qualification, if necessary, as a "regulated investment company" under the Internal Revenue
Code of 1986, as amended from time to time.

	5.	Recordkeeping and Other Information. Rodney Square
shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust or the Trust's authorized representatives. Upon reasonable request by the Trust, copies of such records shall be provided by Rodney Square to the Trust or the Trust's authorized representatives at the Trust's expense. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act.

	6.	Liaison With Accountants. Rodney Square shall act as
liaison with the Trust's independent public accountants and shall provide account analysis, fiscal year summaries and other audit related schedules. Rodney Square shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time.

	7.	Confidentiality. Rodney Square agrees on behalf of
itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential partners, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Rodney Square may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

	8.	Equipment Failure. In the event of equipment failures
beyond Rodney Square's control, Rodney Square shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto. Rodney Square shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available.

	9.	Right to Receive Advice.

	a.	Advice of Trust. If Rodney Square shall be in
doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust directions or advice, including Oral or Written Instructions where appropriate.

	b.	Advice of Counsel. If Rodney Square shall be in
doubt as to any question of law involved in any action to be taken or omitted by Rodney Square, it may request advice at its own cost from counsel of its own choosing (who may be the regularly retained counsel for the Trust or Rodney Square or the in-house counsel for Rodney Square, at the option of Rodney Square).

	c.	Conflicting Advice. In case of conflict between
directions, advice or Oral or Written Instructions received by Rodney Square pursuant to subsection (a) of this Section and advice received by Rodney Square pursuant to subsection (b) of this Section, Rodney Square shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

	d.	Protection of Rodney Square. Rodney Square shall
be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subsections (a) or (b) of this Section which Rodney Square, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Section shall be construed as imposing upon Rodney Square any obligation (i) to seek such direction, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Rodney Square's properly taking or omitting to take such action. Nothing in this subsection shall excuse Rodney Square when an action or omission on the part of Rodney Square constitutes willful misfeasance, bad faith, negligence or reckless disregard by Rodney Square of its duties under this Agreement.

	10.	Compliance with Governmental Rules and Regulations.
Except as otherwise provided herein in Sections 4 and 5, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the CEA and any laws, rules and regulations of governmental authorities having jurisdiction over the Trust.

	11.	Compensation. For the performance of its obligations
under this Agreement, the Trust on behalf of each Series shall pay Rodney Square in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

	12.	Indemnification.

	a.	The Trust agrees to indemnify and hold harmless
Rodney Square, its directors, officers, employees, agents and representatives (collectively "Representatives") from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state and/or foreign securities laws, or amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither Rodney Square nor any of its Representatives shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

	b.	Rodney Square agrees to indemnify and hold
harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

	c.	In order that the indemnification provisions
contained in this Section 12 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

	13.	Responsibility of Rodney Square. Rodney Square shall be
under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by Rodney Square in writing. In the performance of its duties hereunder, Rodney Square shall be obligated to exercise due care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement. Rodney Square shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, Rodney Square shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of Rodney Square or reckless disregard by Rodney
Square of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which reasonably conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (ii) delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Section 8), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, in which circumstances Rodney Square shall take minimal actions to minimize loss of data therefor.

	14.	Duration, Termination, etc. The provisions of this
Agreement may not be changed, waived or discharged orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver or discharge is sought.

	This Agreement shall become effective as of the close of business on the date first written above, and unless terminated as immediately hereinafter provided, shall continue in force for three (3) years from the date of its execution and thereafter from year to year, provided continuance after the three (3) year period is approved at least annually by (i) the vote of a majority of the Trustees of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval.

	This Agreement may be terminated by a vote of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of any one or more of the Trust's Series, upon written notice to Rodney Square, in the event of a material breach remaining uncured for thirty (30) days after due written notification of such breach has been issued by the Trust to, and received by, Rodney Square.

	This Agreement may also be terminated by Rodney Square, upon written notice to the Trust, in the event of a material breach remaining uncured for sixty (60) days after due written notification of such breach has been issued by Rodney Square to, and received by, the Trust.

	Termination shall not relieve the parties of duties and obligations accrued prior to termination (including the duty to pay accrued fees and expenses), nor those duties which by their nature survive termination (such as the duty to maintain the confidentiality of information, and the duty to transfer assets and records to successors in an orderly and cooperative manner).

	Upon the termination of this Agreement, the Trust shall pay to Rodney Square such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by Rodney Square to such date. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Rodney Square under the foregoing provisions.

	15.	Audit, Inspection and Visitation.  Rodney Square shall
make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, Rodney Square shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

	16.	Notices. Any notice under this Agreement shall be given
in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

	17..	Further Actions. Each Party agrees to perform such
further acts and execute such further documents as are necessary to effectuate the purposes hereof.

	18.	Amendments. This Agreement or any part hereof may be
changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

	19.	Delegation. On thirty (30) days' prior written notice
to the Trust, Rodney Square may assign any part or all its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Wilmington Trust Company, provided that
(i) the delegate agrees with Rodney Square to comply with all relevant provisions of the 1940 Act and applicable rules and regulations; (ii) Rodney Square shall remain responsible for the performance of all of its duties under this Agreement; (iii)
Rodney Square and such delegate shall promptly provide such information as the Trust may request; and (iv) Rodney Square shall respond to such questions as the Trust may ask, relative to the delegation, including (without limitation) the capabilities for the delegate.

	20.	Appointment of Agents.  Neither this Agreement nor any
rights or obligations hereunder may be assigned by Rodney Square without the written consent to the Trust. Rodney Square may however, at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such of the provisions of this Agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

	21.	Miscellaneous.

	a.	Rodney Square acknowledges that it has received
notice of and accepts the limitations of liability set forth in the Trust's Declaration of Trust. Rodney Square agrees that the Trust's obligations hereunder shall be limited to the Trust, and that Rodney Square shall have recourse solely against the assets of the Series with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Series or against any shareholder, Trustee, officer, employee, or agent of the Trust.

	b.	This Agreement embodies the entire agreement and
understanding between the parties thereto, and supersedes all matters hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Written and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and shall be governed and construed according to the laws (without regard, however, to laws as to conflicts of law) of the state of Delaware. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefits of the parties hereto and their respective successors.


	IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized all as of the date first written above.



	KIEWIT INVESTMENT TRUST

	By:
	       Ann McCulloch, President

	RODNEY SQUARE MANAGEMENT
	CORPORATION

	By:
	       Martin L. Klopping,
President


ACCOUNTING SERVICES AGREEMENT

SCHEDULE A

KIEWIT INVESTMENT TRUST

FEE SCHEDULE


For the services Rodney Square provides under the Accounting Services Agreement attached hereto, Kiewit Investment Trust (the "Trust") agrees to pay Rodney Square, on behalf of each Series of the Trust listed below, an annual minimum fee of $40,000, plus an annual accounting services charge of 0.015% of the Series' total assets in excess of $100 million.

	Kiewit Money Market Series
	Kiewit Government Money Market Series
	Kiewit Short-Term Government Series
	Kiewit Intermediate-Term Bond Series
	Kiewit Tax-Exempt Series
	Kiewit Equity Series

The foregoing annual accounting services charge shall be payable monthly, in arrears, as soon as practicable after the last day of each month, based on the average of the daily total assets of each Series, as determined at the close of business on each day throughout the month. The annual minimum fee will be payable at the same time, but in twelve (12) equal monthly installments, also in arrears.

In addition to the foregoing annual accounting services charge and fee, the Trust shall either pay and advance, or promptly reimburse (upon billing), Rodney Square its reasonable out-of-pocket expenses incurred in the performance of its responsibilities pursuant to the attached Agreement.

SCHEDULE B

KIEWIT INVESTMENT TRUST

AUTHORIZED PERSONS


	The following persons have been duly authorized by the Board of Trustees to give Oral and Written Instructions on behalf of the Trust:

	Ann McCulloch		__________________________

	Kenneth Gaskins		__________________________

	Gregg Williams		__________________________

	Brian Mosher		__________________________

	Exhibit No. 24(b)(9)(iii)

KIEWIT INVESTMENT TRUST
RODNEY SQUARE MANAGEMENT CORPORATION
ADMINISTRATION AGREEMENT


	THIS ADMINISTRATION AGREEMENT made this 19th day of February, 1997, by and between Kiewit Investment Trust, a Delaware business trust (the "Trust"), and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware
("Rodney Square"), having its principal place of business in Wilmington, Delaware.

	WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

	WHEREAS, at the present time, the Trust consists of six separate and distinct Series, Kiewit Money Market Series, Kiewit Government Money Market Series; Kiewit Short-Term Government Series, Kiewit Intermediate-Term Bond Series, Kiewit Tax-Exempt Series and Kiewit Equity Series (individually, a "Series", and collectively, the "Series");

	NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Rodney
Square agree as follows:

	1.	Appointment.  The Trust hereby appoints and employs
Rodney Square as agent to perform those services described in this Agreement for the Trust. Rodney Square shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth and in accordance with the principles of principal and agents enunciated by the common law.


	2.	Documents.  The Trust has furnished Rodney Square with
copies properly certified or authenticated of each of the following:

		a.	Resolutions of the Trust's Board of Trustees
authorizing the appointment of Rodney Square to provide certain administration services to the Trust and approving this Agreement;

		b.	Schedule B identifying and containing the signatures of
the Trust's officers and other persons authorized ("Authorized
Persons") to sign "Written Instructions" (as used in this Agreement to mean written instructions delivered by hand, mail, telegram, cable, telex or facsimile sending device and received by Rodney Square, signed by two Authorized Persons) on behalf of the Trust;

		c.	The Trust's Certificate of Trust filed with the
Secretary of the State of Delaware on January 23, 1997 and all amendments thereto and restatements thereof;

		d.	The Trust's Agreement and Declaration of Trust and all
amendments thereto and restatements thereof;

		e.	The Trust's By-Laws and all amendments thereto and
restatements thereof (such By-Laws, as presently in effect and as they shall from time to time be amended or restated, are herein called "By-Laws");

		f.	The Investment Management Agreement between the Trust
and Kiewit Investment Management Corp. (the "Manager") with respect to each Series, effective February 19, 1997;

		g.	The Accounting Services Agreement between the Trust and
Rodney Square dated February 19, 1997;

		h.	The Custodian Agreement between the Trust and
Wilmington Trust Company (the "Custodian") dated February 19,
1997;

		i.	The Trust's Notification of Registration filed pursuant
to Section 8(a) of the 1940 Act filed with the Securities and Exchange Commission ("SEC") on ______________;

		j.	The Trust's Registration Statement on Form N-1A under
the 1940 Act (File No. ____________), as filed with the SEC, and all amendments thereto;

		k.	If required, a copy of either (i) a filed notice of
eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in Section
4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

		The Trust will furnish Rodney Square from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

	3.	Series Administration.  Subject to the direction and
control of the Board of Trustees (the "Trustees") of the Trust and to the extent not otherwise the responsibility of, or provided by, the Trust or other supply agents of the Trust, Rodney Square shall provide the following administrative services:


		a.	(i)	office facilities (which may be in Rodney Square's
or its affiliates' own 						offices);
				(ii)	non-investment related statistical and research
data;
				(iii)	executive and administrative services;
				(iv)	stationery and office supplies at Trust expense;
				(v)	corporate secretarial services, such as the
preparation and distribution of materials
	at Trust expense for meetings of the Trust's Board of
Trustees; and
				(vi)	Distribution of Trustees' and Officers'
questionnaires.


		b.	Prepare and file, if necessary, reports to partners of
the Trust and reports to the SEC, including post-effective amendments to the Trust's registration statement, and Form N-SAR filings;


		c.	Monitor the Trust's compliance with investment
restrictions and limitations imposed by the 1940 Act, and regulations thereunder, and the fundamental and non-fundamental investment policies and limitations set forth in the Prospectus and SAI;


		d.	Prepare and distribute to appropriate parties notices
announcing distributions to Trust partners;


		e.	Prepare financial statements and footnotes and other
financial information with such frequency and in such format as required to be included in reports to Trust partners and the SEC;


		f.	Provide personnel to serve as officers of the Trust if
so elected by the Trustees.

	4.	Expenses of the Trust.  The Trust agrees that it will pay
all its expenses other than those expressly stated to be payable by Rodney Square hereunder, which expenses payable by the Trust shall include, without limitation:


		a.	Fees payable for investment advisory services provided
by the Trust's investment adviser;


		b.	Fees payable for services provided by the Trust's
independent public accountants;



		c.	Fees payable for accounting services;


		d.	The cost of obtaining quotations for calculating the
value of the assets of each Series;


		e.	Taxes levied against the Trust or any Series;


		f.	Brokerage fees, mark-ups and commissions in connection
with the purchase and sale of portfolio securities;


		g.	Costs, including the interest expense, of borrowing
money;


		h.	Costs and/or fees incident to holding meetings of the
Trust's Board of Trustees, filing of reports with regulatory bodies, and maintenance of the Trust's corporate existence;


		i.	Legal fees and expenses;


		j.	Fees payable to, and expenses of, members of the
Trustees who are not "interested persons" of the Trust;


		k	Out-of-pocket expenses incurred in connection with the
provision of administration and custodial services;


		l.	Premiums payable on the fidelity bond required by
Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Trust's business and the investment activities of its Series;


		m.	Fees, voluntary assessments and other expenses incurred
in connection with the Trust's membership in investment company organizations; and


		n.	Such non-recurring expenses as may arise, including
actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

	5.	Recordkeeping and Other Information.  Rodney Square shall
create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act.

	6.	Audit, Inspection and Visitation.  Rodney Square shall
make available during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust or any regulatory agency having authority over the Trust. Upon reasonable notice by the Trust, Rodney Square will make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

	7.	Compliance with Governmental Rules and Regulations.
Except as otherwise provided herein, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA and any laws, rules and regulations of governmental authorities having jurisdiction.

	8.	Compensation.  For the performance of its obligations
under this Agreement, the Trust shall pay Rodney Square an administrative fee with respect to each Series in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

	9.	Appointment of Agents.  Neither this Agreement nor any
rights or obligations hereunder may be assigned by Rodney Square without the written consent of the Trust. Rodney Square may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such of the provisions of this Agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

	10.	Delegation.  On thirty (30) days' prior written notice to
the Trust, Rodney Square may assign any part or all its rights and delegate its duties hereunder to any affiliate, provided that
(i) the delegate agrees with Rodney Square to comply with all relevant provisions of the 1940 Act and applicable rules and regulations; (ii) Rodney Square shall remain responsible for the performance of all of its duties under this Agreement; (iii)
Rodney Square and such delegate shall promptly provide such information as the Trust may request; and (iv) Rodney Square shall respond to such questions as the Trust may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

	11.	Use of Rodney Square's Name.  The Trust shall not use the
name of Rodney Square or any of its affiliates in any Prospectus, SAI, or other material relating to the Trust in a manner not approved prior thereto in writing by Rodney Square; provided, however, that Rodney Square shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

	12.	Use of Trust's Name.  Neither Rodney Square nor any of
its affiliates shall use the name of the Trust or material relating to the Trust on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Trust; provided, however, that the Trust shall approve all uses of its name that merely refer in accurate terms to the appointment of Rodney
Square hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

	13.	Liability of Rodney Square or Affiliates.  Rodney Square
and its affiliates shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith, negligence or reckless disregard of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee, agent or representative of Rodney Square or any of its affiliates who may be or become an officer or director of the Trust, shall be deemed, when rendering services to the Trust as such officer or acting on any business of the Trust in such capacity (other than services or business in connection with Rodney Square's duties under this Agreement), to be rendering such services to or acting solely for the Trust and not as an officer, director, employee, agent or representative, or one under the control or direction of Rodney Square or any of its affiliates, even though paid by one of those entities.

	14.	Indemnification.


		a.	The Trust agrees to indemnify and hold harmless Rodney
Square, its directors, officers, employees, agents and representatives (collectively "Representatives") from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state and/or foreign securities laws, or amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon oral or written instructions. Neither
Rodney Square nor any of its Representatives shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.


		b.	Rodney Square agrees to indemnify and hold harmless the
Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws) and expenses, including
(without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its Representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.


		c.	In order that the indemnification provisions contained
in this Section 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

	15.	Amendments.  Rodney Square and the Trust shall regularly
consult with each other regarding Rodney Square's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Trust shall submit to Rodney Square at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits) under the 1933 Act, and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any material change in Rodney
Square's obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost to Rodney Square of performing its obligations hereunder by more than an insubstantial amount, Rodney Square shall be entitled to receive reasonable compensation therefor.

	16.	Duration, Termination, etc.  The provisions of this
Agreement may not be changed, waived or discharged orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver or discharge is sought.

		This Agreement shall become effective as of the close of business on the date first written above, and unless terminated as immediately hereinafter provided, shall continue in force for three (3) years from the date of its execution and thereafter from year to year, provided continuance after the three (3) year period is approved at least annually by (i) the vote of a majority of the Trustees of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, and who are not parties to this Agreement or interested persons of any party, cast at a meeting called for the purpose of voting on the approval.

		This Agreement may be terminated by a vote of the Board of Trustees of the Trust, or by a vote of a majority of the outstanding voting securities of any one or more of the Trust's
Series, upon written notice to Rodney Square, in the event of a breach remaining uncured for thirty (30) days after written notification of such breach has been issued by the Trust to, and received by, Rodney Square.

		This Agreement may also be terminated by Rodney Square, upon written notice to the Trust, in the event of a breach remaining uncured for sixty (60) days after the written notification of such breach has been issued by Rodney Square to, and received by, the Trust.

		Termination shall not relieve the parties of duties and obligations accrued prior to termination (including the duty to pay accrued fees and expenses), nor those duties which by their nature survive termination (such as the duty to maintain the confidentiality of information, and the duty to transfer assets and records to successors in an orderly and cooperative manner).

		Upon the termination of this Agreement, the Trust shall pay to Rodney Square such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by Rodney Square to such date. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Rodney Square under the foregoing provisions.

	17.	Audit, Inspection and Visitation.  Rodney Square shall
make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, Rodney Square shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

	18.	Notice.  Any notice under this Agreement shall be given
in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

	19.	Severability.  If any provision of this Agreement shall
be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

	20.	Governing Law.  To the extent that state law has not been
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

	21.	Shareholder Liability.  Rodney Square acknowledges that
it has received notice of and accepts the limitations of liability set forth in the Trust's Agreement and Declaration of Trust and By-Laws. Rodney Square agrees that the Trust's obligations hereunder shall be limited to the Trust, and that Rodney Square shall have recourse solely against the assets of the Series with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Series or against any shareholder, Trustee, officer, employee, or agent of the Trust.

	22.	Miscellaneous.  Each party agrees to perform such further
acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

KIEWIT INVESTMENT TRUST

By:
_____________________________
	Ann McCulloch, President


RODNEY SQUARE MANAGEMENT
	CORPORATION


By:
_____________________________
	Martin L. Klopping,
President

ADMINISTRATION AGREEMENT
SCHEDULE A
KIEWIT INVESTMENT TRUST

FEE SCHEDULE


For the services Rodney Square provides under the Administration Agreement attached hereto, Kiewit Investment Trust (the "Trust") agrees to pay Rodney Square, on behalf of each Series of the Trust listed below, an annual minimum fee of $50,000, plus an annual administration services charge of 0.015% of the Series' total assets in excess of $125 million.

	Kiewit Money Market Series
	Kiewit Government Money Market Series
	Kiewit Short-Term Government Series
	Kiewit Intermediate-Term Bond Series
	Kiewit Tax-Exempt Series
	Kiewit Equity Series

The foregoing annual administration services charge shall be payable monthly, in arrears, as soon as practicable after the last day of each month, based on the average of the daily total assets of each Series, as determined at the close of business on each day throughout the month. The annual minimum fee will be payable at the same time, but in twelve (12) equal monthly installments, also in arrears.

In addition to the foregoing annual administration services charge and fee, the Trust shall either pay and advance, or promptly reimburse (upon billing), Rodney Square its reasonable out-of-pocket expenses incurred in the performance of its responsibilities pursuant to the attached Agreement.


SCHEDULE B

KIEWIT INVESTMENT TRUST

AUTHORIZED PERSONS


	The following persons have been duly authorized by the Board of Trustees to give Oral and Written Instructions on behalf of the Trust:

	Ann McCulloch		__________________________

	Kenneth Gaskins		__________________________

	Gregg Williams		__________________________

	Brian Mosher
	__________________________

	Exhibit No. 24(b)(13)
	SUBSCRIPTION AGREEMENT

								February  19, 1997

Kiewit Investment Trust
1000 Kiewit Plaza
Omaha, NE  68131-3374

Gentlemen:

	Kiewit Investment Management Corp. hereby agrees to purchase 6,000 shares of beneficial interest (the "Shares") of KIEWIT INVESTMENT TRUST (the "Trust") at $1 per share for an aggregate of $6,000. Such purchase is allocated among the Trust's six series of shares as follows: 1,000 shares of each of the Kiewit Money Market Series, Kiewit Government Money Market Series,
Kiewit Short-Term Government Series, Kiewit Intermediate-Term
Bond Series, Kiewit Tax-Exempt Series and Kiewit Equity Series.
The Trust, by its acknowledgement below, acknowledges receipt of funds in the amount of $6,000 in full payment of the Shares.

	I further advise that in making this purchase, which represents the initial capital of KIEWIT INVESTMENT TRUST, such purchase is for investment purposes only and without any present intention of further distributing such shares or presenting them for redemption or repurchase.

					Kiewit Investment Management Corp.

				BY:


Attest:				KIEWIT INVESTMENT TRUST


				BY:/s/Ann C. McCulloch
					Ann C. McCulloch, President and
					Chairman of the Board of Trustees


				/s/Kenneth D. Gaskins
				Kenneth D. Gaskins